Exhibit 99.1

Global Aircraft Solutions Announces Operating Profitability

Requests Extension for SEC Form 10-Q Filing

Tucson, Ariz. – May 16, 2007 — Global Aircraft Solutions, Inc. (OTC BB: GACF), an integrated aviation company engaged in aircraft trading, aircraft parts sales, and scheduled maintenance, repair and overhaul (MRO) services for commercial airlines, charter airlines and aviation leasing companies, today announced that the Company will post an operating profit for the first quarter 2007. This follows its first quarterly operating loss in three years during the fourth quarter of 2006. Management has, however, filed a Form 12b-25 with the SEC requesting an extension for filing its first quarter 2007 Form 10-Q. The Company is requesting this extension solely due to additional time required by the Company’s auditors to assess the impact on the Company’s financial statements of a Settlement Agreement between the Company and BCI Aircraft Leasing, Inc. Specifically, in its Form 12b-25 filing the Company stated:

“The Registrant hereby represents that it is unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 without unreasonable effort or expense. The Auditor for the Company requires additional time to complete the preparation of the quarterly financial statements for the first quarter of 2007 to be included therein because additional time is required for the Auditor to complete its assessment of the financial statements of Jetglobal, LLC and the impact on such financials of a Settlement Agreement between the Company and BCI Aircraft Leasing, Inc., both of whom are the sole members of JetGlobal, LLC. Jetglobal, LLC is a Delaware limited liability company of which the Company became a 30% member in 2005 in furtherance of the Company’s aircraft trading operations.”

Ian Herman, Chairman of Global Aircraft Solutions, commented, “While the JetGlobal transaction has been profitable for the Company, clearly this joint venture has been less than desirable in its effect on our liquidity and SEC filings. We are in the very final stages of completing a comprehensive settlement agreement with BCI. The settlement agreement will address the sale of Global’s interest in JetGlobal to BCI and the payment of all outstanding debt owed Global by BCI. These negotiations are proceeding in an amicable and equitable manner, and we anticipate issuing a press release very shortly announcing that these issues have all been laid to rest.”

John Sawyer, President of Global Aircraft Solutions, Inc., stated, “I am very pleased that the Company was able to quickly return to profitability in the first quarter 2007 following the difficulties we encountered in the fourth quarter 2006. I am particularly proud of the fact that our management team was able to turn a profit even though they were still burdened by the liquidity issues that started in the fourth quarter of 2006. Now that those liquidity issues are being rectified during the second quarter, we are looking forward to returning to the positive top and bottom line trends that have distinguished this Company since its formation in 2002.”

About Global Aircraft Solutions

Global Aircraft Solutions provides parts support and maintenance, repair and overhaul (MRO) services for large passenger jet aircraft to scheduled and charter airlines and aviation leasing companies. Hamilton Aerospace and World Jet, both divisions of Global Aircraft Solutions, operate from adjacent facilities comprising about 35 acres located at Tucson International Airport. These facilities include hangars, workshops, warehouses, offices and other buildings. Notable customers include Avolar Airlines, BCI Aircraft Leasing, Jetran International, Goodrich Corporation, AAR, the Mexican Presidential Fleet, Pegasus Aviation, Shaheen Airlines, Iraqi Airways, Royal Khmer Airlines and Alant Soyuz.

Global’s website is located at www.globalaircraftsolutions.com. The Hamilton Aerospace website is located at www.hamaerotech.com.

Except for the historical information presented, this press release contains “forward-looking statements” made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 or regulations thereunder including, but not limited to expected and estimated revenue and earnings. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company or its subsidiaries or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. These risks include the economic health of the airline industry, demand for Global Aircraft Solutions’ services, and competitive pricing pressures.

In addition, other risks are detailed in Global’s Form 10-KSB for the year ended December 31, 2005, Global’s Form 10-Q for the quarter ended March 31, 2006, Global’s 10-Q for the quarter ended June 30, 2006 and Global’s Form 10-Q for the quarter ended September 30, 2006. These statements speak only as of above date, and Global disclaims any intent or obligation to update them.

Contact:

Global Aircraft Solutions Ian Herman, (520) 275-6059 iherman@hamaerotech.com

Or

Alliance Advisors, LLC Alan Sheinwald, 914-669-0222 asheinwald@allianceadvisors.net